UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2022

BUSINESS FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801 (Zip Code)
(Address of principal executive offices)

(225) 248-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 12, 2022, Business First Bancshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with Stephens, Inc., as representative of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), to issue and sell 2,500,000 shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), in an underwritten public offering at a public offering price of $20.00 per share (the “Offering”).

After deducting underwriting discounts and commissions and estimated offering expenses, the Company expects the net proceeds of the offering to be approximately $46,750,000. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include augmenting its capital, supporting future organic growth, funding potential acquisition opportunities, and redeeming certain of the Company’s subordinated debt. The Offering closed on October 17, 2022.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties thereto, conditions to closing, obligations of parties and termination rights. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Pursuant to the Underwriting Agreement, the directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of Company securities, subject to certain exceptions.

The offer and sale of shares of Common Stock sold in the Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-256605) filed on May 28, 2021 and declared effective on June 8, 2021 (the “Registration Statement”). The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting part of the Registration Statement, as supplemented by a final prospectus supplement dated October 12, 2022.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

1.1	Underwriting Agreement, dated October 12, 2022, by and between the Company and Stephens, Inc., as the representative of the several underwriters listed in Schedule 1 thereto.
5.1	Opinion of Fenimore Kay Harrison LLP regarding the legality of the Common Stock.
23.1	Consent of Fenimore Kay Harrison LLP (included in Exhibit 5.1 filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Special Note Concerning Forward-Looking Statements

This Current Report on Form 8-K presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements in some cases through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the Company’s future business and financial performance and/or the performance of the banking and mortgage industry and economy in general.

Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic; risks related to integration of acquired businesses, including Texas Citizens Bancorp, Inc.; changes in the strength of the U.S. economy and the local economy in our market areas; volatility and direction of interest rates and market prices; market liquidity; the impact of various actions taken by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation including, without limitation, the risks set forth in “Forward Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, and risks set forth in other documents the Company files with the SEC. Many of these factors are difficult to foresee and are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 17, 2022

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer